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                                                                    EXHIBIT 23.3

[SALOMON SMITH BARNEY LETTERHEAD]

                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our opinion letter dated October 2, 1999 to the Board of Directors of Clear Channel Communications, Inc. included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Clear Channel Communications, Inc. relating to the proposed merger among Clear Channel Communications, Inc. and AMFM Inc., and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            SALOMON SMITH BARNEY INC.

                                            By:    /s/ TERENCE G. KAWAJA
                                              ----------------------------------
                                                Name: Terrence G. Kawaja
                                                Title: Managing Director

New York, NY
March 14, 2000